Calculation of Filing Fee Tables
S-8
AVADEL PHARMACEUTICALS PLC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	2021 Inducement Plan Ordinary Shares, $0.01 nominal value	Other	500,000	$ 10.77	$ 5,385,000.00	0.0001531	$ 824.44
Total Offering Amounts:						$ 5,385,000.00		$ 824.44
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 824.44
Offering Note
[1]	(a) In accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued under the 2021 Inducement Plan (the "Inducement Plan") to prevent dilution resulting from stock splits, stock dividends or similar transactions. (b) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act and based upon the average of the high and low sale prices of the Registrant's Ordinary Shares as reported on the Nasdaq Global Select Market on August 1, 2025. (c) Consists of an additional 500,000 Ordinary Shares, $0.01 nominal value each, of Avadel Pharmaceuticals plc (the "Registrant") issuable under the Inducement Plan, pursuant to the terms of the Inducement Plan. Shares available for issuance under the Inducement Plan were previously registered on the registration statement on Form S-8 filed with the Securities and Exchange Commission on March 16, 2022 (File No. 333-263620).

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A